Exhibit 10.3

PLEDGE AGREEMENT

THIS Pledge Agreement, is dated as of June 22, 2018, by and between RUNWAY GROWTH CREDIT FUND INC., a Maryland corporation (the “Pledgor”), and CIBC BANK USA (the “Bank”).

RECITALS:

A.          Reference is hereby made to (i) that certain Demand Loan Agreement dated as of the date hereof, by and among the Pledgor, any other entity which becomes a party thereto pursuant to Section 22 thereof as a Borrower Party, and the Bank (as amended, restated, modified or supplemented from time to time, the “Demand Loan Agreement”), and (ii) that certain Revolving Loan Agreement dated as of the date hereof, by and among the Pledgor, any other entity which becomes a party thereto pursuant to Section 22 thereof as a Borrower Party, and the Bank (as amended, restated, modified or supplemented from time to time, the “Revolving Loan Agreement”, and together with the Demand Loan Agreement, individually and collectively, the “Loan Agreement”).

B.          The Pledgor will derive substantial direct and indirect benefit from the making of Loans by the Bank to the applicable Borrower Party under the Loan Agreement.

C.          To secure the Pledgor’s obligations to the Bank under the Loan Agreement and under all other Loan Documents, the Bank is requiring that the Pledgor execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, it is agreed as follows:

1.          Definitions. Capitalized terms used and not defined herein shall have the meanings set forth in the Demand Loan Agreement or the Revolving Loan Agreement, as applicable, or as set forth in the UCC. The following shall have (unless otherwise provided elsewhere in this Agreement) the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

“Agreement”: this Pledge Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative.

“Capital Call”: means a request/demand for a Capital Contribution.

“Loan Documents” means (i) the Loan Documents under and as defined in the Demand Loan Agreement, and (ii) the Loan Documents under and as defined in the Revolving Loan Agreement.

“Pledged Collateral” shall have the meaning given such term in Section 2 hereof.

“Secured Obligations”: means (i) all of the Obligations of the Pledgor and the other Borrower Parties under and as defined in the Demand Loan Agreement, (ii) all of the Obligations of the Pledgor and the other Borrower Parties under and as defined in the Revolving Loan Agreement, and (iii) all of the other indebtedness, obligations and liabilities of the Pledgor and the other Borrower Parties under each and every Loan Document.

“Termination Date”: the date after the date on which all Secured Obligations (other than contingent indemnification obligations) are satisfied in full.

2.          Pledge. By this Agreement and as security for the payment and performance of the Secured Obligations owed by it, the Pledgor hereby collaterally pledges to the Bank, assigns by way of security to the Bank and grants to the Bank a security interest in all of the following, whether now existing or hereafter arising (the “Pledged Collateral”):

(a)          all right, title and interest of the Pledgor: (i) in and to the Capital Commitments and unfunded Capital Commitments of the Investors, and (ii) under the Operative Documents, the Subscription Agreements and the Side Letters in respect of the Capital Commitments and unfunded Capital Commitments of the Investors, and all of the rights, powers and privileges it may have thereunder: (x) to call, request or make demand upon any Investor for all or any portion of any contributions or funds subject to an unfunded Capital Commitment under the Operative Documents, the Subscription Agreements, or otherwise, (y) to collect and control any contributions or funds subject to, or paid or delivered in fulfillment of, an unfunded Capital Commitment, including the right to apply such funds against any of the Secured Obligations, and (z) to take any and all actions necessary or desirable to collect contributions or funds subject to such unfunded Capital Commitments that may be available under the Operative Documents, the Subscription Agreements or at law or equity, including without limitation the right to bring enforcement or collection actions against any Investor or other party that may be liable therefor;

(b)          all of the Pledgor’s rights, remedies, powers and authorities under the Operative Documents and Subscription Agreements to issue and deliver Capital Call Notices, and all collection and enforcement rights with respect to the Capital Call Notices;

(c)          all of the Pledgor’s claims and causes of action arising under or otherwise relating to the Operative Documents or Subscription Agreements in respect of the Capital Commitments and unfunded Capital Commitments, whether now accrued or hereafter accruing;

(d)          the Controlled Bank Account (including the money, funds and other property deposited therein);

(e)          all books and records pertaining to any of the foregoing (regardless of the medium of recording or storage), together with all of the Pledgor’s right, title and interest in and to all computer software required to utilize, create, maintain and process any such records or data on electronic media in connection with and pertaining to any of the foregoing; and

Pledge Agreement

(f)          all Proceeds (whether Cash Proceeds or Noncash Proceeds) of the foregoing property.

3.           Security for Obligations. This Agreement secures, and the Pledged Collateral of the Pledgor is security for, the payment in full when due, whether by acceleration or otherwise, and performance of, the Secured Obligations.

4.           Transfer of Proceeds of Capital Call. All proceeds received by the Pledgor from any Investor pursuant to a Capital Call Notice issued after the date hereof shall be deposited directly into the Controlled Bank Account until disbursed by the Pledgor. Any and all amounts deposited into the Controlled Bank Account (together with all interest earned on amounts in such bank account) shall, at the option of the Bank in its sole discretion, be held by the Bank as collateral security for the payment of any or all of the Secured Obligations or applied by the Bank to repayment in full or in part of any or all of the Secured Obligations. The Pledgor hereby agrees to take all such action and to duly execute, acknowledge and deliver any and all documents, agreements or instruments as the Bank may deem necessary or desirable in order to effectuate the provisions of this Section 4.

5.           Representations and Warranties. The Pledgor represents and warrants to the Bank, as of the date hereof and as of the date of the funding of any Loans under the Loan Agreement (after giving effect to such Loans) that:

(a)          The Pledgor has rights in the Pledged Collateral with respect to which it has purported to grant a security interest hereunder and has full power and authority to grant to the Bank the security interest in such collateral pursuant hereto.

(b)          The Pledgor is an entity organized under the laws of the jurisdiction set forth opposite the Pledgor’s name on Exhibit A hereto. The Pledgor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), is disclosed on Exhibit A. As of the date hereof, the Pledgor has no other places of business except those set forth on Exhibit A.

(c)          No financing statement describing all or any portion of the Pledged Collateral which has not lapsed or been terminated naming the Pledgor as debtor has been filed in any jurisdiction except for the financing statements, if any, naming the Bank as the secured party as provided in subsection (a) of Section 6 hereof.

(d)          If the Pledgor is a registered organization (as defined in the UCC), such person’s organization number (if any) is set forth opposite each such person’s name on Exhibit A hereto.

(e)          No consent, approval, authorization or other order of any Person (other than such consents, approvals, authorizations and orders which have been obtained prior to the date hereof), and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the assignment by the Pledgor of the Pledged Collateral pursuant to this Agreement, (ii) for the execution, delivery or performance of this Agreement by the Pledgor or (iii) for the exercise by the Bank of the rights provided for in this Agreement or the remedies in respect of the Pledged Collateral of the Pledgor pursuant to this Agreement.

Pledge Agreement

(f)          The pledge and assignment of the Pledged Collateral pursuant to this Agreement creates a valid security interest in the Pledged Collateral and, upon the timely filing of a financing statement with the Secretary of State of Maryland pursuant to the requirements of the Uniform Commercial Code as adopted in the State of Maryland, such security interest shall be a first-priority perfected security interest in the Pledged Collateral securing the payment of the Secured Obligations (to the extent perfection can be achieved by such filing), subject only to Permitted Liens.

(g)          The Pledgor has the sole and exclusive right to make Capital Calls in accordance with the terms of the applicable Subscription Agreement, and the Pledgor has the right and the power to make Capital Calls on the Capital Commitments of the Investors as contemplated by the applicable Subscription Agreement and the Loan Agreement, and the proceeds of any such Capital Calls made by the Pledgor may be used to repay any Loans pursuant to the terms of the Loan Agreement.

(h)          The obligations of the Investors to fund their respective Capital Commitments have not been terminated, and each Investor is obligated to fund that portion of its Capital Commitment required by any Capital Call Notices issued in accordance with the applicable Subscription Agreement.

(i)          Unless the Bank has been notified in writing pursuant to Section 6(g) hereof or pursuant to the terms and provisions of the Loan Agreement, the Pledgor knows of no reason why any Investor otherwise required to fund all or any portion of its Capital Commitment pursuant to the terms of any Capital Call Notice would fail to fund such Capital Commitment or why any Investor would be excused from participation in the Pledgor.

(j)          The Pledgor has the sole and exclusive right to enforce the obligation of the Investors to make Capital Contributions, and such rights of enforcement may be collaterally assigned hereunder to the Bank without the consent of, or notice to, any other party.

(k)          The Pledged Collateral is not subject to any lien, mortgage, pledge, charge, security interest or other encumbrance of any kind or nature, other than Liens in favor of the Bank and Permitted Liens.

6.            Covenants. The Pledgor covenants and agrees that until the Termination Date:

(a)          The Pledgor hereby authorizes the Bank to file, and if requested will, at its sole expense, promptly authorize or execute, as applicable, and deliver to the Bank, all financing statements and other documents and take such other actions as may from time to time be requested by the Bank in order to maintain a first-priority perfected security interest in and, if applicable, Control (as established under the UCC) of, the Pledged Collateral, subject only to Permitted Liens.

Pledge Agreement

(b)          The Pledgor will: (i) not change its state of organization; (ii) not maintain its place of business (if it has only one) or its chief executive office (if it has more than one place of business) at a location other than a location specified on Exhibit A; and (iii) not change its name or taxpayer identification number or change its mailing address; unless, in each instance, the Pledgor shall have given the Bank not less than fifteen (15) days’ prior written notice of such event or occurrence and either (x) such event or occurrence will not adversely affect the validity, perfection or priority of the Bank’s security interest in the Pledged Collateral, or (y) the Pledgor has taken such steps as are necessary or advisable to properly maintain the validity, perfection and priority of the Bank’s security interest in the Pledged Collateral.

(c)          The Pledgor will not sign or authorize the signing on its behalf or the filing of any financing statement naming it as debtor covering all or any portion of the Pledged Collateral, except as contemplated by this Agreement.

(d)          With respect to each Capital Call, the Pledgor will collect and enforce, at the Pledgor’s sole expense, all material amounts due from the Investors in respect of such Capital Calls.

(e)          The Pledgor will defend the title to the Pledged Collateral and the liens of the Bank thereon against the claim of any Person materially adverse to the Bank and will maintain and preserve such liens until the Termination Date, and will not sell or otherwise dispose of the Pledged Collateral or create, incur or suffer to be created or incurred or permit to exist any lien, mortgage, pledge, charge, security interest or other encumbrance of any kind or nature upon any such Pledged Collateral, other than Liens in favor of the Bank.

(f)          The Pledgor will not extend the due date for receipt of Capital Contributions required to be made by the Investors pursuant to any Capital Call. The Pledgor shall not: (i) cancel or reduce, or consent to the cancellation or reduction of, the Capital Commitment of any Investor under the applicable Subscription Agreement or (ii) excuse any Investor from making any Capital Contribution unless in each case such reduction or cancellation is replaced by an increased obligation in like amount on the part of another Investor.

(g)          The Pledgor will promptly notify the Bank if the Pledgor learns of any reason why any Investor would fail to fund, on or prior to the due date, its Capital Commitment in respect of any Capital Call.

7.            Defaults and Remedies.

(a)          Without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Pledgor, the Bank may at any time and from time to time exercise, in addition to all other rights and remedies granted in this Agreement, in any other Loan Document, and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, as a secured party under the UCC or as otherwise provided in law or in equity, the following rights and remedies (any of which may, at the option of the Bank, be exercised in the name and on behalf of the Pledgor) in each case (i) twenty (20) Business Days following any demand for payment under the Demand Loan Agreement that is not honored, (ii) immediately upon the occurrence of the Maturity Date under the Demand Loan Agreement or the Revolving Loan Agreement and the failure by the Pledgor to repay in full all outstanding Secured Obligations on the Maturity Date, and (iii) immediately during the existence and continuance of an Event of Default under the Demand Loan Agreement or the Revolving Loan Agreement:

Pledge Agreement

(1)         the right to apply any and all Pledged Collateral received by the Bank pursuant to this Agreement against all or any part of the Secured Obligations;

(2)         the right to instruct and require the Pledgor to notify the Investors in writing of the grant of a first-priority security interest by the Pledgor to the Bank in the Capital Commitments and unfunded Capital Commitments under the Subscription Agreements and the Operative Documents and the Pledgor’s rights, remedies, powers and authorities thereunder, and instruct and require the Investors to make all remaining Capital Contributions in accordance with the instructions provided by the Bank;

(3)         the right to instruct and require the Pledgor to exercise any and all of the rights and remedies available to the Pledgor under the Subscription Agreements and the Operative Documents (including the issuance and enforcement of Capital Call Notices and the collection of all outstanding Capital Call Notices);

(4)         the right to enforce the payment by the Investors of the Capital Contributions required to be made pursuant to any Capital Call, in accordance with the terms of the Subscription Agreements and Operative Documents;

(5)         the right to make Capital Calls and issue Capital Calls in an amount sufficient to repay in full all outstanding Secured Obligations;

(6)         the right, in its own name or the name of the Pledgor to notify any or all parties obligated to the Pledgor with respect to its Capital Contribution to make all payments due or to become due thereon directly to the Controlled Bank Account or any other account selected by the Bank;

(7)         the right to enforce collection of any of the Pledged Collateral by suit or otherwise, or make any compromise or settlement with respect to any of the Pledged Collateral, or surrender, release or exchange all or any part thereof, or compromise, extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder;

(8)         the right to sell the Pledged Collateral or any part thereof, upon giving at least ten (10) days’ prior notice to the Pledgor of the time and place of sale (which notice the Pledgor and the Bank agree is reasonable), for cash or upon credit or for future delivery, the Pledgor hereby waiving all rights, if any, of marshalling the Pledged Collateral and any other security for the Secured Obligations, and at the option and in the sole and absolute discretion of the Bank, either: (x) at public sale or (y) at private sale, in which event such notice shall also contain the terms of the proposed sale, and the Pledgor shall have until the time of such proposed sale in which to redeem the Pledged Collateral or to procure a purchaser willing, ready and able to purchase the Pledged Collateral on terms more favorable to the Pledgor, the Bank, and if such a purchaser is so procured, then the Bank shall sell the Pledged Collateral to the purchaser so procured;

Pledge Agreement

(9)         the right to bid for and to acquire, unless prohibited by applicable law, free from any redemption right, the Pledged Collateral, or any part thereof, and, if the Bank is then the holder of the Secured Obligations or any participation or other interest therein, in lieu of paying cash therefor, the Bank may make settlement for the selling price by crediting the net selling price, if any, after deducting all costs and expenses of every kind, upon the Secured Obligations, in the order set forth in Section 9 hereof. The Bank upon so acquiring the Pledged Collateral, or any part thereof, shall be entitled to hold or otherwise deal with or dispose of the same in any manner not prohibited by applicable law;

(10)        the right to take possession or control of any proceeds and products of any of the Pledged Collateral;

(11)        the right to make an election with respect to the Pledged Collateral under Section 1111 of the United States Bankruptcy Code or take action under Section 364 or any other section of the United States Bankruptcy Code; provided, however, that any such action of the Bank as set forth herein shall not, in any manner whatsoever, impair or affect the liability of the Pledgor hereunder, nor prejudice, waive, nor be construed to impair, affect, prejudice or waive the Bank’s rights and remedies at law, in equity or by statute, nor release, discharge, nor be construed to release or discharge, the Pledgor, any guarantor or other Person liable to the Bank for the Secured Obligations; and

(12)        the right to enforce any other remedy available to the Bank at law or in equity and all other rights and remedies of a secured party under the UCC.

From time to time the Bank may, but shall not be obligated to, postpone the time and change the place of any proposed sale of any of the Pledged Collateral for which notice has been given as provided above if, in the judgment of the Bank, such postponement or change is necessary or appropriate in order that the provisions of this Agreement applicable to such sale may be fulfilled or in order to obtain more favorable conditions under which such sale may take place.

(b)          In case of any sale by the Bank of any of the Pledged Collateral on credit, which may be elected at the option and in the complete discretion of the Bank, the Pledged Collateral so sold may be retained by the Bank until the selling price is paid by the purchaser, but the Bank shall not incur any liability in case of failure of the purchaser to take up and pay for the Pledged Collateral so sold. In case of any such failure, such Pledged Collateral so sold may be again similarly sold. After deducting all costs or expenses of every kind including, without limitation, reasonable out-of-pocket, attorneys’ fees and legal expenses incurred by the Bank, the Bank shall apply the residue of the proceeds of any sale or sales, if any, to pay the Secured Obligations in the order set forth in Section 9 hereof. The excess, if any, shall be paid to the Pledgor. The Bank shall not incur any liability as a result of the sale of the Pledged Collateral at any private sale or sales.

Pledge Agreement

(c)          The Bank shall have all rights of set-off and banker’s lien provided by applicable law and may exercise such rights in accordance with Section 10 of the Loan Agreement.

(d)          All rights, remedies and recourses granted in the Loan Agreement, the other Loan Documents and any other instrument executed to provide security for or in connection with the payment and performance of the Secured Obligations or existing at common law or equity (including specifically those granted by the UCC), and the right of offset: (i) shall be cumulative and concurrent; (ii) may be pursued separately, successively or concurrently against the Pledgor and any other party obligated under the Secured Obligations, or against the Pledged Collateral, or any of such Pledged Collateral, or any other security for the Secured Obligations, or any of them, at the sole discretion of the Bank; (iii) may be exercised as often as occasion therefor shall arise, it being agreed by the Pledgor that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse; and (iv) are intended to be and shall be, non-exclusive.

(e)          Notwithstanding a foreclosure upon any of the Pledged Collateral or exercise of any other remedy by the Bank: (i) the Pledgor shall not be subrogated thereby to any rights of the Bank against the Pledged Collateral or any other security for the Secured Obligations, or the Pledgor or any property of the Pledgor; (ii) the Pledgor shall not be deemed to be the owner of any interest in the Secured Obligations; (iii) the Pledgor shall not exercise any rights or remedies with respect to the Pledgor or the Pledged Collateral or any other security for the Secured Obligations or any of them or the property of the Pledgor until the Secured Obligations have been paid (other than contingent indemnification obligations) to the Bank and are fully performed and discharged.

(f)          The Pledgor hereby ratifies and confirms whatever the Bank may do with respect to the Pledged Collateral in accordance with the terms of this Agreement, and the other Loan Documents and agrees that the Bank shall not be liable for any error in judgment or mistakes of fact or law with respect to actions taken in connection with the Pledged Collateral.

8.            Attorney-in-Fact. The Pledgor hereby irrevocably makes, constitutes and appoints the Bank as its true and lawful proxy and attorney-in-fact (and agent-in-fact) in its name, place and stead, with full power of substitution, to, during the existence and continuance of an Event of Default: (a) take such actions as are permitted in this Agreement or any other Loan Document, (b) execute such financing statements and other documents and to do such other acts as the Bank may require to perfect and preserve the Bank’s security interest in, and to enforce such interests in the Pledged Collateral, (c) carry out any remedy provided for in this Agreement, including endorsing the Pledgor’s name to checks, drafts, instruments and other items of payment which constitute Pledged Collateral, and proceeds of the Pledged Collateral, and (d) exercise any or all of the Pledgor’s rights in, to, and under the Subscription Agreements and the Operative Documents, including, without limitation, the following:

Pledge Agreement

(i)          the right to require from time to time each Investor to fund all or any portion of its unfunded Capital Commitment by providing a Capital Call Notice to such Investor;

(ii)         the right to issue Capital Call Notices from time to time for up to 100% of the unfunded Capital Commitments of the Investors;

(iii)        in the event any Investor fails to fully fund a required Capital Contribution in accordance with the terms of the applicable Subscription Agreement, Side Letter or Operative Document within ten (10) Business Days of the due date set forth in the applicable Capital Call Notice, (x) the right to deem such Investor a “Defaulting Investor” (as defined in the applicable Subscription Agreement) and to exercise all rights and remedies afforded to the Pledgor in respect of a “Defaulting Investor” under the applicable Subscription Agreement or Operative Document, and (y) the right to pursue all rights and remedies which the Pledgor may have at law or in equity against such Investor; and

(iv)        all collection and enforcement rights and all claims and causes of action arising under or otherwise relating to the Subscription Agreements, Side Letters or Operative Documents, whether now accrued or hereafter accruing.

The Pledgor hereby acknowledges that the constitution and appointment of such proxy and attorney-in-fact are coupled with an interest, are given by way of security to secure the performance of the obligations of the Pledgor owed herein, and are irrevocable. The Pledgor hereby ratifies and confirms all that such attorney-in-fact may do or cause to be done by virtue of any provision of this Agreement. Notwithstanding anything to the contrary in this Section 8, the Bank shall not execute any document or endorse any instrument as the proxy or attorney-in-fact (or agent-in-fact) of the Pledgor unless an Event of Default has occurred and is continuing.

9.            Application of Proceeds. In the event the Bank exercises its right to apply all or any portion of the proceeds of any Capital Call to the Secured Obligations, such proceeds shall be applied against the Secured Obligations in the following order:

(a)          FIRST, to payment of all reasonable costs and expenses of the Bank incurred in connection with the collection and enforcement of the Secured Obligations or of any security interest granted to the Bank in connection with any collateral securing the Secured Obligations;

(b)          SECOND, to payment of that portion of the Secured Obligations constituting accrued and unpaid interest and fees;

(c)          THIRD, to payment of the principal of the Secured Obligations then due and unpaid from the Borrower Parties to the Bank; and

Pledge Agreement

(d)          FOURTH, to payment of any Secured Obligations (other than those listed above).

After giving effect to the foregoing, any remaining proceeds shall be promptly provided to the Pledgor by the Bank.

10.          Waiver. No delay on the Bank’s part in exercising any right or remedy hereunder, and no notice or demand which may be given to or made upon the Pledgor by the Bank with respect to any right or remedy hereunder, shall constitute a waiver thereof, or limit or impair the Bank’s right to take any action or to exercise any right or remedy hereunder, without notice or demand, or prejudice the Bank’s rights as against the Pledgor in any respect.

11.          Assignment. Any successor or assignee Bank permitted under the Loan Agreement shall be entitled to the benefits of this Agreement.

12.          Lien Absolute. All rights of the Bank hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

(a)          any lack of validity or enforceability of the Loan Agreement, any other Loan Document, or any other agreement or instrument governing or evidencing any Secured Obligations;

(b)          any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Loan Agreement, any other Loan Document, or any other agreement or instrument governing or evidencing any Secured Obligations;

(c)          any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations; or

(d)          any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Pledgor other than payment in full of the Secured Obligations (other than contingent indemnification obligations).

13.          Release. The Pledgor consents and agrees that the Bank may at any time, or from time to time, in its discretion (a) renew, extend or change the time of payment, and/or the manner, place or terms of payment of all or any part of the Secured Obligations (subject to the terms and conditions of the applicable Loan Document relating to amendments or modifications thereof) and (b) exchange, release and/or surrender all or any of the Pledged Collateral, or any part thereof, by whomsoever deposited, which is now or may hereafter be held by the Bank in connection with all or any of the Secured Obligations, all in such manner and upon such terms as the Bank may deem proper, and without notice to or further assent from the Pledgor, it being hereby agreed that the Pledgor shall be and remain bound under this Agreement, irrespective of the existence, value or condition of any of the Pledged Collateral, and notwithstanding any such change, exchange, settlement, compromise, surrender, release, renewal or extension, and notwithstanding also that the Secured Obligations may, at any time exceed the aggregate principal amount thereof set forth in the Loan Agreement, or any other agreement governing any Secured Obligations. The Pledgor hereby waives notice of acceptance of this Agreement, and also presentment, demand, protest and notice of dishonor of any and all of the Secured Obligations, and promptness in commencing suit against any party hereto or liable hereon, and in giving any notice to or of making any claim or demand hereunder upon the Pledgor. No act or omission of any kind on the Bank’s part shall in any event affect or impair this Agreement.

Pledge Agreement

14.          Indemnification. The Pledgor hereby agrees to indemnify the Bank (and its successors, assigns, agents and employees) and hold the Bank harmless (and its successors, assigns, agents and employees), in accordance with Section 23 of the Loan Agreement.

15.          Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Pledgor for liquidation or reorganization, should the Pledgor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Pledgor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned, and in any such case, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

16.          Miscellaneous.

(a)          The Pledgor agrees to reimburse the Bank for any reasonable costs and out-of-pocket expenses (including reasonable attorneys’ fees) paid or incurred by the Bank in connection with the collection and enforcement of any of its rights, remedies, powers or privileges under this Agreement or the transactions contemplated hereby.

(b)          The Bank may execute any of its duties hereunder by or through agents or employees and shall be entitled to advice of counsel concerning all matters pertaining to its duties hereunder. Neither the Bank nor any of its officers, directors, employees, agents or counsel shall be liable for any action lawfully taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence, bad faith or willful misconduct.

(c)          This Agreement shall be binding upon the Pledgor and its successors and assigns, and shall inure to the benefit of, and be enforceable by, the Bank and its successors and assigns permitted under the Loan Agreement; provided, that the Pledgor shall have no right to assign its rights or delegate its obligations hereunder or any interest herein without the prior written consent of the Bank. None of the terms or provisions of this Agreement may be waived, altered, modified or amended except in writing duly signed for and on behalf of the Bank and the Pledgor.

(d)          At any time and from time to time upon request of the Bank, and at the sole expense of the Pledgor, the Pledgor shall promptly and duly execute, acknowledge and deliver any and all such further instruments and documents and take such further action as the Bank may reasonably deem desirable to obtain the full benefit of this Agreement and of the rights and powers herein granted.

Pledge Agreement

(e)          In taking any action hereunder, the Bank shall be entitled to the benefit of all of the provisions contained in the Loan Agreement and in all other Loan Documents.

(f)          This Agreement shall terminate upon the Termination Date unless terminated prior to such date upon agreement of the parties hereto.

(g)          Without having any obligation to do so, the Bank may perform or pay any obligation which the Pledgor has agreed to perform or pay in this Agreement and the Pledgor shall reimburse the Bank for any amounts paid by the Bank on its behalf pursuant to this subsection (g).

(h)          The Pledgor irrevocably authorizes the Bank at any time and from time to time in the sole discretion of the Bank and irrevocably appoints the Bank as its attorney in fact (i) to execute on behalf of the Pledgor as debtor and to file financing statements necessary or desirable in the Bank’s sole discretion to perfect and to maintain the perfection and priority of the Bank’s security interest in the Pledged Collateral, (ii) to indorse and collect any cash proceeds of the Pledged Collateral, (iii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Pledged Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Bank in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Bank’s security interest in the Pledged Collateral, (iv) [reserved], (v) to apply the proceeds of any Pledged Collateral received by the Bank to the Secured Obligations as provided in Section 9, (vi) to discharge past due taxes, assessments, charges, fees or liens on the Pledged Collateral and (vii) to take any and all appropriate action and to execute and deliver any and all documents and instruments that may be necessary or desirable to accomplish the purpose of this Agreement and the other Loan Documents and the Pledgor agrees to reimburse the Bank on demand for any payment made or any expense incurred by the Bank in connection therewith, provided that this authorization shall not relieve the Pledgor of any of its obligations under this Agreement. Notwithstanding the foregoing, the Bank’s ability to exercise the rights contained in clauses (ii), (v) and (vi) of this subsection (h) shall be subject to the following: such rights shall be enforceable (A) twenty (20) Business Days following any demand for payment under the Demand Loan Agreement that is not honored, (C) immediately upon the occurrence of the Maturity Date under the Demand Loan Agreement or the Revolving Loan Agreement and the failure by the Pledgor to repay in full all outstanding Secured Obligations on the Maturity Date, and (D) immediately during the existence of an Event of Default under the Demand Loan Agreement or the Revolving Loan Agreement. This power of attorney is coupled with an interest and given by way of security to secure the performance of the obligations of the Pledgor hereunder.

Pledge Agreement

17.         Severability. If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

18.         Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other a communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in accordance with the provisions of the Loan Agreement, addressed as follows:

(a)          If to the Bank, at

CIBC Bank USA
120 S. LaSalle Street
Chicago, Illinois 60603
Attn: Rob Dmowski
E-Mail: robert.dmowski@cibc.com

with a copy to:

Mayer Brown LLP
71 S. Wacker Drive
Chicago, Illinois 60606
Attn: Zac Barnett
E-Mail: zbarnett@mayerbrown.com

(b)          If to Pledgor, at

Runway Growth Credit Fund Inc.

205 N. Michigan Avenue, Suite 4200

Chicago, Illinois 60601

Attn: Thomas Raterman

E-Mail: tr@runwaygrowth.com

with a copy to:

Eversheds Sutherland LLP

700 6th Street NW

Washington, DC 20001

Attn: R. Christian Walker

E-Mail: christianwalker@eversheds-sutherland.com

Pledge Agreement

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served (i) if served in person, upon acceptance or refusal of delivery, (ii) if mailed by certified or registered mail, return receipt requested, postage prepaid, on the third (3rd) day following the day such notice is deposited in any post office station or letter box, (iii) if sent via facsimile or electronic mail, upon receipt by the intended recipient at the applicable facsimile number or electronic mail address, or (iv) if sent by recognized overnight courier, on the first (1st) day following the day such notice is delivered to such carrier, except that notice of change of address shall be effective only upon receipt. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

19.         Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

20.         Counterparts. This Agreement may be executed in any number of counterparts, which shall, collectively and separately, constitute one Agreement. Delivery of an executed counterpart by facsimile transmission or by electronic mail shall be as effective as delivery of a manually executed counterpart thereof.

21.         Governing Law. This Agreement shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the internal laws of the State of New York applicable to contracts made and to be performed entirely within such state. The State of New York shall be deemed to be the CIBC Bank USA’s “jurisdiction” for purposes of Section 9-304 of the UCC.

22.         FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE BANK FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION. THE PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. THE PLEDGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. THE PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Pledge Agreement

23.         WAIVER OF JURY TRIAL. THE BANK AND THE PLEDGOR, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, AND EACH AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK GRANTING ANY FINANCIAL ACCOMMODATION TO THE PLEDGOR.

[SIGNATURE PAGE FOLLOWS]

Pledge Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed as of the date first written above.

PLEDGOR:

RUNWAY GROWTH CREDIT FUND INC., a Maryland corporation

By:	/s/ Thomas B. Raterman
Name: Thomas B. Raterman
Title: Chief Financial Officer, Treasurer and Secretary

Pledge Agreement

ACCEPTED AND ACKNOWLEDGED
AS OF THE DATE FIRST WRITTEN ABOVE:

BANK:

CIBC BANK USA

By:	/s/ Rob Dmowski
Name: Rob Dmowski
Title: Associate Managing Director

Pledge Agreement

Exhibit A

Runway Growth Credit Fund Inc.

Jurisdiction of organization:	Maryland

Chief Executive Office:	205 N. Michigan Avenue, Suite 4200 Chicago, Illinois 60601

Organizational ID #:	D16739237

Exhibit A - 1